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                                                                EXHIBIT 4.04 (d)


                              CERTIFIED TO BE A
                                  TRUE COPY
                             BY MAXINE J. LIEVOIS


                            GENERAL HOST CORPORATION
                                  (Guarantor)


                                       to


                          MIDLAND LOAN SERVICES, L.P.
                                    (Lender)



                                    GUARANTY





                             Dated: March 14, 1996
                              Loan No.: 94-0903604
                                  Store No. 25


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         THIS GUARANTY (the "Guaranty") is entered into as of March 14, 1996, by the undersigned ("Guarantor") in favor of Midland Loan Services, L.P., a Missouri limited partnership ("Lender").

                                   WITNESSETH

         A. Contemporaneously with this Guaranty, Lender is making a loan to Frank's Nursery & Crafts, Inc., a Michigan corporation ("Borrower") in the principal amount of Six Hundred Eighty-two Thousand Eight Hundred Seventy-eight Dollars ($682,878.00) (the "Loan"), which Loan is evidenced by a Promissory Note (the "Note") of even date herewith executed by Borrower to the order of Lender. The Note is secured by, among other security: (i) the Mortgage (as defined in the Note), which Mortgage encumbers the property (real and personal) described in the Mortgage (the "Mortgaged Property"); and (ii) the Other Security Documents (as defined in the Mortgage). The Note, the Mortgage, the Other Security Documents and the Environmental Indemnity Agreement executed by Borrower in favor of Lender contemporaneously herewith, are hereinafter collectively referred to as the "Loan Documents".

         NOW, THEREFORE, in consideration of the foregoing, of Lender making the Loan and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower agrees as follows:

         1. Certain Defined Terms. Unless otherwise expressly herein provided, each defined term in this Guaranty, as indicated by the initial capitalization thereof, shall have the meaning set forth in the Loan Documents.

         2. Guaranty of Payment. Guarantor unconditionally guarantees to Lender (and to any assignee or purchaser of all or any interest in the Note and the Mortgage) the fun and prompt payment, whether at maturity, upon acceleration or otherwise, of the full amount of the Debt (as defined in the Note) for which Borrower at any time may be personally liable pursuant to the Loan Documents.

         3. Absolute Guaranty; Waiver of Subrogation and Other Rights. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and is in no way conditioned or contingent upon any attempt to enforce Lender's rights against Borrower or to collect from Borrower or upon any other condition or contingency. Accordingly, Lender shall have the right to proceed against Guarantor without taking any prior action to enforce the obligations of Borrower under the Loan Documents, or the obligations of any other guarantor under any guaranty. Furthermore, Lender in its sole discretion, without prior notice to or consent of Guarantor, may elect to: (a) foreclose either judicially or nonjudicially by against any real or personal property security it may hold for the Loan; (b) accept a transfer of any such security in lieu of foreclosure; (c) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or Guarantor; or (d) exercise any other remedy against Borrower or any security. No such action by Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Lender, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that

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under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

       Regardless of whether Guarantor may have made any payments to Lender, Guarantor forever waives: (I) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to Lender, whether contractual or arising by operation of law or otherwise; (II) all rights to enforce any remedy that Lender may have against Borrower; and (III) all rights to participate in any security now or later to be held by Lender for the Loan.

       4.        Extent of Liability; Waivers.  Guarantor's liability
hereunder shall not be affected by: (a) any amendment or modification of the Loan Documents; or (b) any extensions of time for performance under the Loan Documents, whether prior to or after maturity; or (c) the release of any collateral securing the Loan, or the release (by operation of law or otherwise) of Borrower or any other guarantor from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents (whether such amendments, modifications, extensions or releases are made with or without notice to Guarantor); or (d) the failure to give Guarantor any notices of acceptance, default or otherwise; or (e) any other guaranty now or hereafter executed by any other person in connection with the Loan; or (f) any rights, powers or privileges Lender may now or hereafter have against any person, entity or collateral; or (g) any assignment for the benefit of creditors by Borrower or, if Borrower is a partnership, any general partner of Borrower; or (h) any appointment of a receiver, liquidator or trustee (other than any receiver appointed at Lender's request) for Borrower or, if Borrower is a partnership, any general partner of Borrower or for any of the properties of Borrower; or (i) any filing of a petition by or against Borrower or, if
Borrower is a partnership, any general partner of Borrower, for relief pursuant to the Federal Bankruptcy Code or any similar statute; or (j) the institution of any proceedings for the dissolution or liquidation of Borrower or, if Borrower is a partnership, any general partner of Borrower; or (k) the fact that Borrower may or may not be personally liable, in whole or in part, under the terms of the Loan Documents to pay any money judgment. Under no circumstances shall any payment received by Lender, from Borrower or otherwise, which is returned by Lender by reason of the avoidance powers granted pursuant to any federal or state bankruptcy or similar law or for any other reason, regardless of whether Lender contested the order requiring the return of such payment, result in any reduction of Guarantor's liability hereunder. Guarantor hereby covenants that it will cause Borrower to maintain and preserve the priority and enforceability of the Loan Documents as the same may be modified, changed, varied, released, amended and/or extended, and will not permit
Borrower to take or fail to take action of any kind which might give rise to a claim that Guarantor has any defense to its obligations hereunder. Guarantor agrees to indemnify Lender against all losses, costs or expenses incurred by Lender by reason of Guarantor's assertion of any defense to its obligations hereunder based upon any action or inaction of Borrower or of Lender.
Guarantor waives any right or claim of right to cause a marshalling of Borrower's assets or to cause Lender to proceed at any time or in any particular order against Borrower, Guarantor, any other person or entity and/or any collateral securing the Loan. Guarantor agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms hereof. To the extent allowed by applicable law, Guarantor expressly waives and relinquishes all rights and remedies now or hereafter accorded by applicable law to guarantors or sureties, including, without

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limitation: (I) any extension of time for payment; (II) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law; (III) any defense, right of offset or other claim which Guarantor may have against Borrower or which Guarantor or Borrower may have against Lender or the holder of the Note; (IV), presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability; (V) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Mortgaged Property, the Loan or the transactions contemplated by the Loan Documents, it being understood and agreed that Lender has no duty so to inform; and (VI) all rights of redemption, homestead, dower, and other rights or exemptions of every kind, whether under common law or by statute.

       5. Financial Reports. All of the financial statements and information delivered to Lender in connection with the Loan are true and correct in all respects, and unless otherwise set forth in the certificate attached thereto, fairly present Guarantor's financial condition as of the dates thereof; and no adverse change has occurred in Guarantor's financial condition reflected in such financial statements since the date thereof. Guarantor agrees to deliver, or cause to be delivered to Lender any and all future financial statements or other financial information required by the Mortgage or any other Loan Document. Guarantor has disclosed to Lender all events, conditions, and facts known to Guarantor which are likely to have an adverse effect on the financial condition of Guarantor. No representation or warranty by Guarantor contained herein, nor any schedule, certificate or other document furnished by Guarantor to Lender in connection with this Guaranty or the Loan contains any misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading.

       6. No Waiver by Lender. No delay on Lender's part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document executed by Guarantor in connection with the Loan shall operate as a waiver of any such right, power or privilege.

       7. Additional Waivers. Guarantor waives any defense to its obligations hereunder based on: (a) the claim that the Loan Documents were not duly authorized and executed by Borrower and are not legal, valid and binding instruments, enforceable against Borrower in accordance with their respective terms; or (b) an avoidance action.

       8. Rights of Action. Lender shall have the right to join Borrower and/or Guarantor in any action or proceeding commenced by Lender pursuant to the rights, powers and privileges Lender now or hereafter may possess under this Guaranty or, at Lender's option, Lender may commence any action or proceeding directly against Guarantor without joining Borrower or anyone else in such action or proceeding. In the event any such action or proceeding arising on, under, out of or by reason of or relating in any way to this Guaranty or the interpretation, breach or enforcement thereof is brought against Guarantor, service of process may be made on Guarantor by certified mail, return receipt requested, at the address set forth herein or such other address as Lender is notified of by notice similarly sent.





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       9.        Costs and Expenses.  If:  (a) this Guaranty is placed in the hands of an attorney for collection of any payment due hereunder or is collected through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty or any other Loan Document; (c) an attorney is retained to protect or enforce the lien of the Mortgage or any of the other Loan Documents, or to provide advice or other representation with respect to the Mortgaged Property or any of the Loan Documents; or (d) an attorney is retained to provide advice to or represent Lender in any other proceeding whatsoever in connection with this Guaranty, the Note or any other Loan Document; then Guarantor shall pay all costs and expenses incurred by Lender in connection therewith, including, without limitation, attorney fees, court costs, filing fees, recording costs, expenses of foreclosure, premiums, survey costs and minutes of foreclosure, in addition to all other amounts due hereunder, regardless of whether all or a portion of such enforcement costs are in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents. The terms "attorney fees", "counsel fees" and the like, as used herein, shall include all fees for the attorneys' services whether outside or within judicial proceedings, including any appellate and bankruptcy court proceedings, together with all costs and disbursements incurred by such attorneys.

         10. Entire Agreement. This Guaranty contains Guarantor's sole and entire understanding and agreement with respect to its entire subject matter, and all prior negotiations, discussions, commitments, representations, agreements and understandings with respect thereto are merged herein.

         11. Successors and Assigns. All stipulations, obligations, liabilities and undertakings hereunder shall be binding upon Guarantor and the heirs, legal representatives, successors and assigns of Guarantor and shall inure to Lender's benefit and to the benefit of Lender's successors and assigns and to the benefit of each and every holder of any of the Loan Documents and to the benefit of anyone claiming title to any collateral sold by Lender pursuant to Lender's rights, powers and privileges under the Loan Documents and shall not be discharged or affected by the death of Guarantor.

         12. Waiver of Jury Trial. Guarantor hereby waives trial by jury and the right thereto in any action or proceeding of any kind arising on, under, out of, by reason of or relating in any way to this Guaranty, or the interpretation, breach or enforcement thereof.

         13. Applicable Law; Jurisdiction. This Guaranty shall be governed and construed in accordance with the laws of the state in which the real property encumbered by the Mortgage is located without regard to conflict of law provisions thereof. Guarantor hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America (and any appellate courts taking appeals thereof) located in said state for the enforcement of Guarantor's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Guarantor. Guarantor hereby waives and agrees not to assert, as a defense in any action, suit, proceeding or litigation arising out of or relating to this Guaranty, the Note, the Mortgage and/or any of the Other Security Documents: (a) that it is not subject to such jurisdiction or that such action, suit, proceeding or litigation may not be brought or is not maintainable in those courts or that this Guaranty, the Note, the Mortgage and/or any of the



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Other Security Documents may not be enforced in or by those courts or that it is exempt or immune from execution; (b) that the action, suit, proceeding or litigation is brought in an inconvenient forum; or (c) that the venue of the action, suit, proceeding or litigation is improper.

         14. Duplicate Originals. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         15. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:


         Lender:                  Midland Loan Services, L.P.
                                  210 West 10th Street, 6th Floor
                                  Kansas City, MO 64105

         Guarantor:               General Host Corporation
                                  6501 East Nevada
                                  Detroit, Michigan 48234

Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (I) the date of delivery if personally delivered; (II) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (III) three (3) days following posting if transmitted by mail.

         16. Subordinate Debt. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Debt/Guarantor agrees that, until the Debt has been paid in full, Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt. Any such payments received by Guarantor shall be held in trust for Lender and shall be paid over to Lender on account of the Debt without reducing, impairing or releasing the obligations of Guarantor hereunder.

         17. Application of Payments. Any amounts received by Lender from any source on account of the Loan may be applied by Lender toward the Debt in such order and manner of application as Lender may deem appropriate.

         18. No Conflict with Other Agreements. The execution, delivery and performance by Guarantor of this Guaranty does not and will not contravene or conflict with: (a) the corporate charter, by-laws, partnership agreement or other organizational documents of Guarantor; (b) any law, order, rule, regulation, writ, injunction, or decree applicable to Guarantor; or (c) any contractual restriction binding on or affecting Guarantor or any of Guarantor's property or assets.

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       19.   Binding Obligation.  This Guaranty creates legal, valid, and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms.

       20. No Actions; No Defaults. Except as previously disclosed in writing to Lender, there is no action, proceeding or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may adversely affect Guarantor's ability to fulfill Guarantor's obligations under this Guaranty. There are no judgments or orders for payment of money against Guarantor. Guarantor is not in default under any agreement which default may adversely affect Guarantor's ability to fulfill Guarantor's obligations under this Guaranty. Guarantor shall, within five (5) business days after receipt thereof, deliver to Lender copies of any notices of default served on Guarantor pursuant to the terms of any agreement to which Guarantor is a party.

       21. No Oral Change. No termination, modification or waiver of any provisions of this Guaranty shall be binding upon Lender except as expressly set forth in writing duly signed and delivered by Lender.

       22. Terms of Payments. Any and all amounts required to be paid by Guarantor hereunder shall be paid to Lender in United States currency at Lender's office in Kansas City, Missouri, or such other place as shall be designated by Lender.

       23. Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this Guaranty are set forth in the Addendum to Guaranty attached hereto and incorporated herein by this reference.

       IN WITNESS WHEREOF, this Guaranty is executed to be effective as of the day and year first written above.

                                      "GUARANTOR"

                                      GENERAL HOST CORPORATION
                                      a New York corporation

                                  By: Robert M. Lovejoy, Jr.
                                      -----------------------------------
                                      Robert M. Lovejoy, Jr., Vice President
                                      and Treasurer






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                                ACKNOWLEDGEMENT


STATE OF MICHIGAN
                      SS.
COUNTY OF WAYNE

         The foregoing instrument was acknowledged before me this 14th day of March, 1996, by Robert M. Lovejoy, Jr., the Vice President and Treasurer of General Host Corporation, a New York corporation, on behalf of the corporation.

                                           Sherry L. Rygwelski
                                           -------------------------------------
                                           Notary Public, Wayne County, Michigan

                                           My Commission Expires: 12-27-98



                                                            [NOTARY SEAL]



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                              ADDENDUM TO GUARANTY

         This Addendum to Guaranty contains certain additional and supplemental terms and provisions of the Guaranty dated as of March 14, 1996, executed by General Host Corporation, as Guarantor, in favor of Midland Loan Services, L.P., as Lender. The terms and provisions of this Addendum control and supersede any conflicting terms and provisions contained in the body of such Guaranty.

1. The term "an" contained in the eighth line of paragraph 5 is hereby deleted and inserted in lieu thereof is the phrase "a material".

2. The references to the phrase "adversely affect" in paragraph 20 are hereby deleted and inserted in lieu thereof in each instance is the phrase "have a material adverse effect on".






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